EXHIBIT 11
                                 U S WEST, Inc.
                        Computation of Earnings Per Share
                    (In Thousands, Except Per Share Amounts)

                                                                                  1993                          1992
                                                                       4th Quarter        YTD        4th Quarter       YTD
                                                                       ----------     ----------     -----------   -----------
Income from continuing operations                                       $264,025       $475,858       $261,934     $1,075,779
Discontinued operations:
  Income to June 1, 1993, net of tax*                                        -           38,526         41,701        103,614
  Estimated loss from June 1, 1993
    through disposal, net of tax                                             -         (100,000)           -              -
  Income tax rate change                                                     -          (20,000)           -              -
                                                                        --------    -----------       --------     ----------
Income before extraordinary items and
  cumulative effect of change in
  accounting principles                                                  264,025        394,384        303,635      1,179,393
Extraordinary items:
  Discontinuance of SFAS No. 71, net of tax                                  -       (3,123,000)           -              -
  Early extinguishment of debt, net of tax                                   -          (77,220)           -              -
Cumulative effect of change in accounting
  principles related to postretirement
  and postemployment benefits, net of tax                                    -                -              -     (1,793,384)
                                                                        --------    -----------       --------      ---------
Net income (loss) for per share calculation                             $264,025    ($2,805,836)      $303,635      ($613,991)
                                                                        ========     ==========       ========      =========


EARNINGS (LOSS) PER SHARE:
                                                                                  1993                          1992
                                                                       4th Quarter        YTD        4th Quarter       YTD
                                                                       ----------     ----------     -----------   -----------
Weighted average shares outstanding                                      429,196        419,365        413,836        412,518
                                                                        ========       ========       ========       ========

Income from continuing operations                                          $0.62          $1.13          $0.63          $2.61
Discontinued operations:
  Income to June 1, 1993, net of tax*                                          -           0.09           0.10           0.25
  Estimated loss from June 1, 1993
    through disposal, net of tax                                               -          (0.24)            -              -
  Income tax rate change                                                       -          (0.04)            -              -
Extraordinary items:
  Discontinuance of SFAS No. 71, net of tax                                    -          (7.45)            -              -
  Early extinguishment of debt, net of tax                                     -          (0.18)            -              -
Cumulative effect of change in accounting
  principles related to postretirement
  and postemployment benefits, net of tax                                      -            -               -           (4.35)
                                                                        --------       --------       --------       --------
Earnings (Loss) per share                                                  $0.62         ($6.69)         $0.73         ($1.49)
                                                                        ========       ========       ========       ========

* 1992 income is through December 31

EXHIBIT 11

                                 U S WEST, Inc.
                        Computation of Earnings Per Share
                    (In Thousands, Except Per Share Amounts)




EARNINGS (LOSS) PER COMMON AND COMMON
  EQUIVALENT SHARE:                                                               1993                          1992
                                                                       4th Quarter        YTD        4th Quarter       YTD
                                                                       ----------     ----------     -----------   -----------
Weighted average shares outstanding                                      429,196        419,365        413,836        412,518
Incremental shares from assumed exercise
  of stock options                                                           482            424            153            149
                                                                        --------       --------       --------       --------
     Total shares                                                        429,678        419,789        413,989        412,667
                                                                        ========       ========       ========       ========


Income from continuing operations                                          $0.61          $1.13          $0.63          $2.61

Discontinued operations:
  Income to June 1, 1993, net of tax                                           -           0.09           0.10           0.25
  Estimated loss from June 1, 1993
    through disposal, net of tax                                               -          (0.24)            -              -
  Income tax rate change                                                       -          (0.04)

Extraordinary items:
  Discontinuance of SFAS No. 71, net of tax                                    -          (7.45)            -              -
  Early extinguishment of debt, net of tax                                     -          (0.18)            -              -

Cumulative effect of change in accounting
  principles related to post-retirement
  and post-employment benefits, net of tax                                     -            -               -           (4.35)

                                                                        --------       --------       --------       --------
Earnings (loss) per common and common                                      $0.61         ($6.69)         $0.73         ($1.49)
  equivalent share                                                      ========       ========       ========       ========


EXHIBIT 11

                                 U S WEST, Inc.
                        Computation of Earnings Per Share
                    (In Thousands, Except Per Share Amounts)


EARNINGS (LOSS) PER SHARE - ASSUMING
   FULL DILUTION:                                                                 1993                          1992
                                                                       4th Quarter        YTD        4th Quarter       YTD
                                                                       ----------     ----------     -----------   -----------
Income from continuing operations                                       $264,025       $475,858       $261,934     $1,075,779

Interest on Convertible Liquid Yield Options
  Notes (LYONS) *                                                          5,417              -          4,889         19,216
                                                                        --------       --------       --------     ----------
Adjusted income from continuing operations
  for per share calculation                                             $269,442       $475,858       $266,823     $1,094,995
                                                                        ========       ========       ========     ==========


Weighted average shares outstanding                                      429,196        419,365        413,836        412,518
Incremental shares from assumed exercise
  of stock options                                                           482            464            177            197
Shares issued upon conversion of LYONS *                                  10,233              -         10,238         10,238
                                                                        --------       --------       --------     ----------
     Total shares                                                        439,911        419,829        424,251        422,953
                                                                        ========       ========       ========     ==========


Adjusted income from continuing operations                                 $0.61          $1.13          $0.63          $2.59

Discontinued operations:
  Income to June 1, 1993, net of tax                                           -           0.09           0.10           0.24
  Estimated loss from June 1, 1993
    through disposal, net of tax                                               -          (0.24)            -              -
  Income tax rate change                                                       -          (0.04)

Extraordinary items:
  Discontinuance of SFAS No. 71, net of tax                                    -          (7.45)            -              -
  Early extinguishment of debt, net of tax                                     -          (0.18)            -              -

Cumulative effect of change in accounting
  principles related to post-retirement
  and post-employment benefits, net of tax                                     -              -             -           (4.24)
                                                                        --------       --------       --------     ----------
Earnings (loss) per share - assuming                                       $0.61         ($6.69)         $0.73         ($1.41)
  full dilution                                                         ========       ========       ========     ==========

* Amounts are excluded from the fully diluted earnings (loss) per share calculation if anti-dilutive.



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